Exhibit 32
SECTION 1350 CERTIFICATIONS
The undersigned, Curt S. Culver, Chief Executive Officer of MGIC Investment Corporation (the “Company”), and J. Michael Lauer, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S. C. Section 1350, that to our knowledge:
(1)	the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 10, 2008
\s\ Curt S. Culver
Curt S. Culver
Chief Executive Officer
\s\ J. Michael Lauer
J. Michael Lauer
Chief Financial Officer